                 MORGAN STANLEY DIVIDEND GROWTH SECURITIES INC.

                              ARTICLES OF AMENDMENT

                  MORGAN STANLEY DIVIDEND GROWTH SECURITIES INC., a Maryland
corporation (the "Corporation"), does hereby certify to the State Department of
Assessments and Taxation of Maryland (the "Department") that:

                  FIRST:  The Corporation is registered as an open-end
investment company under the Investment Company Act of 1940.

                  SECOND: Pursuant to the authority contained in Section
2-605(a)(2) of the Maryland General Corporation Law (the "MGCL"), the Board of
Directors of the Corporation at a meeting duly convened and held on September
25-26, 2007 approved the change of the designation of the Class D shares of common stock of the Corporation to Class I shares of common stock of the
Corporation.

                  THIRD: The Corporation desires to, and does hereby, amend its charter as currently in effect (the "Charter") pursuant to Sections 2-601 et seq. of the MGCL to change the designation of the class of common stock of the
Corporation referred to above by changing every reference in the Charter designating or otherwise referring to a class of shares of common stock of the
Corporation as Class D to Class I.

                  FOURTH: The foregoing amendments to the Charter as set forth in these Articles of Amendment are limited to changes expressly authorized by
Section 2-605 of the MGCL to be made without action by the stockholders, and were approved by a majority of the entire Board of Directors, without action by the stockholders.

                  FIFTH: These Articles of Amendment shall be effective upon the later of March 31, 2008 or the time that the Department accepts these Articles of Amendment of record.

                  SIXTH:  These Articles of Amendment do not increase the
authorized stock of the Corporation.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS  WHEREOF,  the  Corporation  has caused  these
Articles of Amendment to be signed in its name and on its behalf by its
President and attested to on its behalf by its Secretary on this 27th day of
March, 2008.

                                       MORGAN STANLEY DIVIDEND GROWTH
                                       SECURITIES INC.

                                       By: /s/Ronald E. Robison
                                          ----------------------------
                                           Ronald E. Robison
                                           President

ATTEST:

/s/ Mary E. Mullin
------------------------------
Mary E. Mullin
Secretary

                  THE UNDERSIGNED, President of MORGAN STANLEY DIVIDEND GROWTH
SECURITIES INC., who executed on behalf of the Corporation the foregoing
Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing
Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                                           /s/ Ronald E. Robison
                                           ----------------------------
                                           Ronald E. Robison
                                           President